UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2011

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2011, Walter Energy, Inc.’s (the “Company”) Board of Directors and Nominating and Corporate Governance Committee adopted a revised Business Ethics and Code of Conduct (as revised, the “Code”).  The Code updates and replaces the Company’s current Code of Conduct and Compliance Program and applies to all of the Company’s officers, directors, employees and persons acting on the Company’s behalf.

The Code clarifies, among other things, conflicts of interest, use of corporate information, anti-trust and anti-bribery matters, confidentiality, financial reporting, compliance with laws, rules and regulations and reporting potential violations.  None of the changes reflected in the Code constituted or effected a waiver of any provision of the Code to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

The foregoing description of the Code is qualified in its entirety by reference to the Code filed as Exhibit 14.1 hereto, which is incorporated herein by reference. A copy of the Code is also available on the Company’s website at www.walterenergy.com.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
14.1	Business Ethics and Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: November 7, 2011	By:	/s/ Keenan Hohol
Keenan Hohol
Vice President and Interim General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
14.1	Business Ethics and Code of Conduct